 Exhibit 3 (ii)

BY-LAWS

OF

PGI INCORPORATED

BY-LAWS

OF

PGI INCORPORATED

ARTICLE I
OFFICES

1. Principal Office. The principal office of the corporation shall be located at such place within the State of Florida as the Board of Directors shall designate from time to time.

2. Additional Offices. The corporation may also have offices and branch offices at such other places as the Board of Directors from time to time may designate or the business of the corporation may require.

ARTICLE II
SEAL

The seal of the corporation shall be a circular impression and shall bear the name of the corporation, the word “FLORIDA” and the word “SEAL”. The Board of Directors, by resolution, may change the form of the corporate seal from time to time.

ARTICLE III
MEETINGS OF SHAREHOLDERS

1. Place. All meetings of the shareholders shall be held at such place within or without the State of Florida as may be designated by the Board of Directors at a meeting held not less than thirty (30) days prior to such meeting of shareholders. In the event the Board of Directors shall fail to designate a place for said meeting to be held, then the same shall be held at the principal office of the corporation.

2. Annual Meeting. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday in May of each year or on such other date as shall be designated by the Board of Directors from time to time.

3. Special Meetings. Special meetings of the shareholders shall be called by the Secretary upon request of the President or any two members of the Board of Directors.

4. Notice. Notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, signed by or bearing the facsimile signature of the Secretary or Assistant Secretary, shall be delivered or given as provided in Article X of these By-Laws not less than ten (10) nor more than sixty (60) days prior to the date of said meeting.

5. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws; provided, however, that in the absence of a quorum, the holders of a majority of the shares present and voting at said meeting, either in person or by proxy, shall have the right successively to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment, and no notice of such adjournment need be given to shareholders not present at the meeting. Every decision which shall receive the favorable vote of a majority of the votes cast in connection therewith at any meeting of the shareholders at which a quorum is present shall be valid as a corporate act unless a larger vote is required by law, by the Certificate of Incorporation, or by these By-Laws.

ARTICLE IV
VOTING PROCEDURE

At each meeting of the shareholders, whether annual or special, the transfer books of the corporation shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder. The Board of Directors shall have the power to close the transfer books, or fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, provided in such event notice of the date so set shall be published, if and as required by law. If the Board of Directors shall not close the transfer books or set a record date for the determination of the shareholders entitled to vote, no person shall be admitted to vote, directly or by proxy, except those in whose names the shares of the corporation shall stand at the date of the meeting.

ARTICLE V
VOTERS

1. Eligible Voters. Any shareholder owning one or more shares of stock on record in the stock books of the corporation as provided in Article IV of these By-Laws, shall be eligible to vote at any meeting of shareholders; provided, however, that no person shall be admitted to vote on any shares belonging or hypothecated to the corporation. On each matter submitted to a vote, including election of directors, each such shareholder shall have as many votes as he has shares of stock in this corporation. Cumulative voting for directors shall not be permitted.

2. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact.

ARTICLE VI
BOARD OF DIRECTORS

1. Management and Number. The property, business and affairs of the corporation shall be controlled and managed by a Board of Directors consisting of three (3) members, with one (1) position to remain vacant and with such directors to be elected annually by the shareholders. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director.

2. Vacancies. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a majority of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and shall qualify.

3. Quorum. A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board of Directors.

4. Place of Meetings. Meetings of directors shall be held at the principal office of the corporation or such other place or places, either within or without the State of Florida, as may be agreed upon by the Board of Directors.

5. Regular and Special Meetings. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board of Directors from time to time. Special meetings of the Board of Directors shall be called by the Secretary at any time on request of the President or two members of the Board of Directors.

6. Notice. Regular or special meetings of the Board of Directors may be held upon two (2) days’ notice given as provided in Article X of these By-Laws.

7. Interest in Transactions. No contract or other transaction between the corporation and any person, firm association, corporation, subsidiary or affiliated corporation, and no other act of the corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested (either as director, shareholder, officer, employee, member or otherwise) in such person, firm association, corporation, subsidiary or affiliated corporation. Any director of the corporation individually, or any firm or association of which any director may be a member or shareholder may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors, or a majority of such members, thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or other act is taken; and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken, and may vote thereat with respect to any such action to which he is so related or in which he is interested.

8. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than three (3) members, one of whom shall be either the Chairman of the Board or the President, and shall designate one of its members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, to recommend to shareholders any action requiring their approval, to issue additional securities and to fill vacancies therein. Subject to the foregoing limitations the Executive Committee shall have and may exercise all other powers of the Board of Directors during the intervals between meetings.

9. Other Committees. The Board of Directors may appoint from among its members one or more additional committees, each committee to consist of two (2) or more members. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The Board may also designate one or more of its members as alternates to serve as a member or members of a committee in the absence of a regular member or members.

10. Advisory Committees. The Chairman of the Board may appoint from among the members of the Board of Directors or from management one or more advisory committees, each committee to consist of two (2) or more members. Any such advisory committee shall, to the extent requested by the Chairman of the Board, make recommendations to and advise the Board of Directors concerning matters presented to it.

11. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from the members of the Board of Directors and shall preside at all meetings of the Board of Directors. He may sign any instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to another person, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be prescribed by the Board of Directors from time to time.

12. Vice Chairman of the Board of Directors. One or more Vice Chairmen (the number thereof to be determined by the Board of Directors) shall be chosen from the members of the Board of Directors and shall preside at meetings of the Board of Directors in the absence of the Chairman.

13. Residency. The directors of the Company need not be residents of the State of Florida nor shareholders of the of the Corporation for which they are serving as a director in order to serve in such capacity.

ARTICLE VII
OFFICERS

1. Executive Officers. The officers of the corporation shall be one or more Vice Chairmen of the Board of Directors (the number thereof to be determined by the Board of Directors), a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Each Vice Chairman of the Board of Directors shall be chosen from the members of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

ARTICLE VIII
DUTIES OF OFFICERS

1. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, in addition to his or her duties under Article VI, Section 12, shall serve as an adviser to the officers on the affairs of the corporation and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

2. President. The President shall preside at meetings of the shareholders. Subject to the Board of Directors, the President shall in general supervise and control all of the business and affairs of the corporation. In addition to any other powers and duties that may be assigned to him by the Board of Directors, he may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President.

3. Vice President. The Company shall have at least one Vice President. In the absence of the President, the Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions of the President. A Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and act as clerk thereof, and shall record all votes and the minutes of all proceedings in a minute book to be kept of that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors or the President or a Vice President, he shall affix the seal to any instrument requiring the seal, and, when so ordered, add his signature as an attestation thereof. He shall give, or cause to be given, a notice as required of all meetings of the shareholders and of the Board of Directors. He shall keep or cause to be kept a stock certificate and transfer book and a list of all the shareholders and their respective addresses. He shall perform such other duties as may be prescribed from time to time by the Board of Directors.

5. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books of the corporation to be maintained by him for such purpose; he shall deposit all monies and other valuable effects of the corporation in the name and to the credit of the corporation in depositories designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors.

6. Delegation of Power. In case of absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the board may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the entire Board concurs therein.

ARTICLE IX
CERTIFICATES OF STOCK AND TRANSFERS

1. Issuance. Certificates of stock of the corporation shall be issued and signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Such seal may be facsimile, engraved or printed. Certificates shall be numbered consecutively and registered as they are issued. They shall indicate, upon their face, among other things, the owner’s name, the number and class of shares of stock represented by the certificate, the par value of shares of such class, the date of its issuance and the manner in which the shares may be transferred. When certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and registrar, the signatures of any of the officers’ names may be facsimile signatures.

2. Transfers. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of such certificates properly endorsed.

3. Transfer Books. Proper books shall be kept under the direction of the secretary, showing the ownership and transfer of all certificates of stock. The Board of Directors shall have the power to close said transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion of shares shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date for the payment of any dividend or the date of the allotment or right, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the right in respect of any change, conversion or exchange of shares. In such case, such shareholders and only such shareholders as shall have been shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date so fixed as aforesaid.

4. Holders of Record. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, save as expressly provided by the Laws of Florida.

ARTICLE X
NOTICES

1. Notice Deemed Given. Whenever under the provision of these By-Laws notice is required to be delivered to any director, officer or shareholder, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, or dispatched by prepaid telegram, addressed to such individual at this address at it appears on the records of the corporation, or when delivered in person to the individual.

2. Attendance as Waiver. Notice of any meeting required to be given under the provisions of these By-Laws or the laws of the State of Florida shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except where a party or parties attend a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

3. Waiver of Notice. Any notice required to be given under the provisions of these By-Laws or the laws of the State of Florida may be waived by the persons entitled thereto signing a waiver of notice before or after the time of said meeting, and such waiver shall be deemed equivalent to the giving of such notice. Such waiver of notice may be executed in person by the party entitled thereto or by his agent duly authorized in writing to so do.

ARTICLE XI
ACTION BY CONSENT

1. Any action required to be, or which might be, taken at a meeting of the shareholders after notice may be taken at a meeting of the shareholders held without notice of holders of four-fifths of the shares having the right and entitled to vote shall be present at such meeting and shall sign a written consent thereto on the record of the meeting.

2. If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held.

ARTICLE XII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

1. Indemnification With Respect To Third Party Actions. The Corporation shall indemnify any person who was or is made a party (other than a party plaintiff suing on his own behalf) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, profit sharing plan, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or any appeal thereof, if such person acted in good faith and in the reasonable belief that such action was in, or not opposed to, the best interests of the Corporation (or such other corporation, partnership, joint venture, trust, profit sharing plan or other enterprise which he may have been serving), and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that his conduct was unlawful. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that such person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation (or such other corporation, partnership, joint venture, trust, profit sharing plan or other enterprise which he may have been serving), or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

2. Indemnification With Respect To Actions By Or In The Right Of The Corporation. The Corporation shall indemnify any person who is or was made a party (other than a party plaintiff suing in the right of the Corporation) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, profit sharing plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, or in connection with an appeal thereof, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation (or such other corporation, partnership, joint venture, trust, profit sharing plan or other enterprise which he may have been serving); provided that such person shall not be entitled to indemnification in relation to matters as to which such person has been finally adjudged to have been guilty of gross negligence or willful misconduct. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

3. Determination Of Right To Indemnification. Any indemnification under this Article XII (unless pursuant to a determination by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer (or employee or agent, if applicable) is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding.

4. Payment Of Expenses In Advance Of Disposition Of Action. Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer (or employee or agent, if applicable) to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article XII.

5. Indemnification Provided In This Article “Nonexclusive.” The indemnification provided by this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, except no indemnification shall be made against gross negligence or willful misconduct. The indemnification provided by this Article XII shall continue as to any person who has ceased to be a director or officer (or employee or agent, if applicable) of the Corporation and shall inure to the benefit of the heirs, legal representatives, executors, administrators and assigns of such person.

6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, profit sharing plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

7. Statement To Shareholders. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within 3 months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

8. Savings Clause. In the event that any provision of this Article XII shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article XII and any other provisions of this Article XII shall be construed as if such invalid provision had not been contained in this Article XII. In any event, the Corporation shall indemnify any person who is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, profit sharing plan or other enterprise, to the fullest extent permitted under Florida law, as from time to time in effect. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

9. Effectiveness. The indemnification provided by this Article XII shall apply only to those acts or omissions of any person indemnified hereunder that occur on or after the date this Article XII becomes effective. The indemnification provided by the predecessor to this Article XII shall apply to those acts or omissions of any person indemnified hereunder that occur before the date this Article XII becomes effective, regardless of when a claim may be brought or made against such person. The indemnification provided by this Article XII shall survive any amendment or repeal of this Article XII with respect to expenses incurred in connection with claims (regardless of when such claims are brought or made) arising out of acts or omissions occurring prior to such amendment or repeal.

ARTICLE XIII
AMENDMENTS

The By-Laws, or any of them, or any additional or supplementary By-Laws, may be altered, amended or repealed, and new By-Laws may be adopted at any annual meeting of the shareholders without notice, or at any special meeting of the notice of which shall set forth the terms of the proposed By-Law or action to be taken on any By-Laws, by a vote of the majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting, as the case may be. The Board of Directors shall also have the power to adopt new By-Laws, and to amend, alter and repeal these and any additional and supplementary By-Laws at any regular or special meeting of the Board of Directors, in any manner not inconsistent with any By-Laws that shall have been adopted by the shareholders. Notice of any such action to be taken on any By-Laws that shall have been adopted by the shareholders. Notice of any such action to be taken on any By-Laws need not be included in the call of said meeting.